UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2023

Heart Test Laboratories, Inc.

(Exact name of Registrant as Specified in Its Charter)

Texas	001-41422	26-1344466
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Reserve Street, Suite 360
Southlake, Texas		76092
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 682 237-7781

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HSCS	The Nasdaq Stock Market LLC
Warrants	HSCSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

License Agreements

On September 20, 2023, Heart Test Laboratories, Inc. (the “Company”) entered into several definitive license agreements (each a “License Agreement” and collectively, the “License Agreements”) with Icahn School of Medicine at Mount Sinai (“Mount Sinai”). The License Agreements, of which there are eleven in total, cover rights to thirteen algorithms, two data science methods for use with electrocardiograph (“ECG”) waveforms and three filed patents. Closing under the License Agreements (the “Closing”) is subject to certain closing conditions set forth in the License Agreements and the Securities Purchase Agreement (as defined below).

Certain License Agreements apply to (i) deep learning on ECGs to derive left and right ventricular function; (ii) pulmonary embolism detection from the electrocardiogram using deep learning; (iii) diagnosis of STEMI using a model derived from a foundational vision transformer; (iv) derivation of low left ventricular ejection fraction based on a foundational vision transformer, and (v) diagnosis of hypertrophic cardiomyopathy using a model derived from a foundational vision transformer. Upon Closing, among other things, Mount Sinai will grant the Company a worldwide, exclusive, sublicensable license to certain of Mount Sinai’s technical information to develop and commercialize products and services (the “Licensed Products”) related to such applications in the field of screening for, or diagnosis of, cardiovascular disease in humans using electrocardiogram ECG data.

Certain License Agreements apply to (i) prediction of right ventricular size and systolic function from the 12-lead ECG; (ii) deep learning algorithm to predict premature ventricular contractions (“PVC”) related cardiomyopathy; and (iii) electrocardiogram deep learning interpretability toolbox. Upon Closing, among other things, Mount Sinai will grant the Company a worldwide, exclusive, sublicensable license to certain of Mount Sinai’s technical information and patent rights to develop and commercialize related licensed products in the field of screening for, or diagnosis of, cardiovascular disease in humans using electrocardiogram ECG data.

Certain License Agreements apply to (i) deep learning for electrocardiograms to identify left heart valvular dysfunction - aortic stenosis; and (ii) deep learning for electrocardiograms to identify left heart valvular dysfunction – mitral regurgitation. Upon Closing, among other things, Mount Sinai will grant the Company a worldwide, non-exclusive, sublicensable license to certain of Mount Sinai’s technical information to develop and commercialize related Licensed Products in the field of screening for, or diagnosis of, cardiovascular disease in humans using electrocardiogram ECG data.

Lastly, a License Agreement applies to HeartBEiT: vision transformers to improve diagnostic performance for electrocardiograms. Upon Closing, among other things, Mount Sinai will grant the Company a worldwide, non-exclusive, license to certain of Mount Sinai’s technical information and patent rights to develop and commercialize related Licensed Products in the field of screening for, or diagnosis of, cardiovascular disease in humans using electrocardiogram ECG data.

Contemporaneously with the execution of the License Agreements, the Company and Mount Sinai entered into a non-binding memorandum of understanding for ongoing cooperation encompassing de-identified data access, on-going research, and the evaluation of HeartSciences’ MyoVista® wavECGTM.

Each License Agreement contains obligations for the Company to use commercially reasonable efforts to exploit the respective Licensed Products. The Company shall also pay Mount Sinai royalties in low-single digit percentages of annual net sales of Licensed Products sold by the Company and a share of any sublicense revenue received by the Company from sublicensees of the Licensed Products. In connection with the License Agreements, the Company and Mount Sinai also entered into a Securities Purchase Agreement as set forth below.

The foregoing summary of the License Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each License Agreement filed as Exhibit 10.2 through 10.12, respectively, with this Current Report on Form 8-K (this “Current Report”). Certain terms of the License Agreements have been omitted from this Current Report and from the version of the License Agreements filed as exhibits to this Current Report pursuant to Item 601(b)(10) of Regulation S-K because such terms are both (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

Securities Purchase Agreement

In connection with securing the rights to the License Agreements, on September 20, 2023, the Company and Mount Sinai entered into a Securities Purchase Agreement (the “ Securities Purchase Agreement”), pursuant to which the Company agreed to sell to Mount Sinai as of the Closing Date (as defined below) the following:

(i)
a number of shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), such that Mount Sinai will hold 15% of the then-issued and outstanding shares of Common Stock (inclusive of the Shares being issued) as set forth in the Securities Purchase Agreement (the “Consideration Shares”). The “Closing Date” shall occur upon the Company completing one or a series of financings on or after August 1, 2023 and prior to December 31, 2023 in which the Company receives gross proceeds of at least $5,000,000;

(i)
five year common stock warrants to purchase 914,148 shares of Common Stock (the “Common Stock Warrants”), having an exercise price per share equal to $0.5060, which warrants shall be exercisable immediately upon (x) completion of any financing of at least $10,000,000 raised by the Company (the “Additional Financing”) from the period commencing August 1, 2023 and ending on or prior to June 30, 2024 or (y) waiver by Mount Sinai of the Company’s requirement to complete the Additional Financing; and
(ii)
pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”) with an exercise price per share of $0.00001, which warrants, if any, shall be issued in lieu of Common Stock to ensure that the number of shares held by Mount Sinai does not exceed certain beneficial ownership limitations as set forth in the transaction documents.

Mount Sinai shall have the right to terminate each License Agreement pursuant to the terms set forth in such respective License Agreement and in the event that the Company has not completed the Additional Financing or such requirement has been waived by Mount Sinai.

Pursuant to the Securities Purchase Agreement, and under applicable rules of The Nasdaq Stock Market, in no event may the Company issue or sell to Mount Sinai shares of Common Stock in excess of 19.99% of the shares of Common Stock outstanding immediately prior to the execution of the Securities Purchase Agreement (the “Exchange Cap”), unless the Company obtains shareholder approval to issue shares of Common Stock in excess of the Exchange Cap.

Pursuant to the Securities Purchase Agreement, the Company is required to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (the “Registration Statement”) covering the resale under the Securities Act of 1933, as amended, (the “Securities Act”), of the Consideration Shares, the Common Stock Warrants and the Pre-Funded Warrants, and is required to meet certain obligations with respect to, among other things, the timeliness of the filing and effectiveness of the Registration Statement. The Company is obligated to file the Registration Statement no later than 150 days after the Closing Date and to have it declared effective by the SEC no later than 120 days after filing of the Registration Statement.

The representations, warranties and covenants contained in the License Agreements and Securities Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the License Agreements and Securities Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the License Agreements and Securities Purchase Agreement are incorporated herein by reference only to provide investors with information regarding the terms of the License Agreements and Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

The foregoing summary of the Securities Purchase Agreement, the Common Stock Warrants and the Pre-Funded Warrants do not purport to be complete and qualified in their entirety by, the agreements and instruments attached hereto as Exhibits 4.1, 4.2 and 10.1, respectively, which are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The Shares, Common Stock Warrants and Pre-Funded Warrants issued in connection with the Purchase Agreement, as provided in Item 1.01 of this Current Report on Form 8-K, are exempt from the registration requirements of the Securities Act, in accordance with Section 4(2) of the Securities Act and Regulation D thereunder, as a transaction by an issuer not involving a public offering.

The information set forth in Item 1.01 above in this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

On September 21, 2023, the Company issued a press release announcing its entry into the License Agreements. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1*	Form of Pre-Funded Warrant, dated as of September 20, 2023.
4.2*	Form of Common Stock Warrant, dated as of September 20, 2023.
10.1*	Securities Purchase Agreement, dated as of September 20, 2023, by and between the Company and Icahn School of Medicine at Mount Sinai.
10.2£*	License: Pulmonary Embolism Detection From the Electrocardiogram Using Deep Learning

10.3£*	License: Deep Learning Algorithm to Predict PVC-Related Cardiomyopathy
10.4£*	License: Deep Learning on ECGs to Derive Left and Right Ventricular Function
10.5£*	License: Prediction of right ventricular size and systolic function from the 12-lead ECG
10.6£*	License: Deep learning for electrocardiograms to identify left heart valvular dysfunction - aortic stenosis
10.7£*	License: Deep learning for electrocardiograms to identify left heart valvular dysfunction – mitral regurgitation
10.8£*	License: HeartBEiT: Vision Transformers improve diagnostic performance for electrocardiograms
10.9£*	License: Derivation of low Left Ventricular Ejection fraction based on a foundational vision transformer (HeartBEiT)
10.10£*	License: Diagnosis of Hypertrophic Cardiomyopathy using a model derived from a foundational vision transformer (HeartBEiT)
10.11£*	License: Diagnosis of STEMI using a model derived from a foundational vision transformer (HeartBEiT)
10.12£*	License: Electrocardiogram Deep Learning Interpretability Toolbox
99.1	Press Release dated September 21, 2023
Exhibit 104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Filed herewith.

£ Certain confidential information has been omitted or redacted from these exhibits that is not material and would likely cause competitive harm to the Company if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEART TEST LABORATORIES, INC.

Date:	September 21, 2023	By:	/s/ Andrew Simpson
		Name: Title:	Andrew Simpson President, Chief Executive Officer, and Chairman of the Board of Directors